Freshworks Reports First Quarter 2024 Results
•First quarter revenue grew 20% year-over-year, 19% adjusting for constant currency
•Improved business efficiency with $40.6 million in net cash provided by operating activities and $38.7 million of free cash flow in the quarter

San Mateo, Calif. – May 1, 2024 – Freshworks Inc. (NASDAQ: FRSH), a leading software company empowering businesses to delight their customers and employees, today announced financial results for its first quarter ended March 31, 2024.

“Freshworks delivered 20% revenue growth with improving profitability and a strong free cash flow margin in Q1,” said Girish Mathrubootham, CEO and Founder of Freshworks. “I’m particularly proud of the progress we’ve made in AI innovation across our products, and its tangible impact on our customers. We remain more focused than ever on product innovation, bringing more large customers onto our platform, and expanding adoption of products across our portfolio.”

First Quarter 2024 Financial Summary Results

•Revenue: Total revenue was $165.1 million, representing growth of 20% compared to the first quarter of 2023, and 19% adjusting for constant currency.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(32.2) million, compared to $(48.1) million in the first quarter of 2023.

•Non-GAAP Income from Operations: Non-GAAP income from operations was $21.8 million, compared to $3.9 million in the first quarter of 2023.

•GAAP Net (Loss) Per Share: GAAP basic and diluted net (loss) per share was $(0.08) based on 297.9 million weighted-average shares outstanding, compared to $(0.15) based on 290.1 million weighted-average shares outstanding in the first quarter of 2023.

•Non-GAAP Net Income Per Share: Non-GAAP diluted net income per share was $0.10 based on 304.5 million weighted-average shares outstanding, compared to $0.03 based on 294.5 million weighted-average shares outstanding in the first quarter of 2023.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $40.6 million, compared to $11.5 million in the first quarter of 2023.

•Free Cash Flow: Free cash flow was $38.7 million, compared to $9.1 million in the first quarter of 2023.

•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents, and marketable securities were $1.21 billion as of March 31, 2024.

A description of non-GAAP financial measures is contained in the section titled “Explanation of Non-GAAP Financial Measures” below and a reconciliation of GAAP to non-GAAP financial measures is contained in the tables below.

Freshworks also announced today that Founder and Chief Executive Officer Girish Mathrubootham will transition to the role of Executive Chairman later today and Dennis Woodside will become Chief Executive Officer and President at that time. Full press release can be found at freshworks.com/newsroom/press-releases.

First Quarter Key Metrics and Recent Business Highlights

•Number of customers contributing more than $5,000 in ARR was 20,549, an increase of 11% year-over-year and 12% adjusting for constant currency.
•Net dollar retention rate was 106% (106% adjusting for constant currency), compared to 108% in the fourth quarter of 2023 and 107% in the first quarter of 2023. Constant currency net dollar retention rate was 107% in the fourth quarter of 2023 and 108% in the first quarter of 2023.
•Welcomed more customers to the Freshworks community including Dark Matter Technologies, British Transport Police, YoungCapital, Coeur Mining, Kramp and many more.
•Announced the entry into a definitive agreement to acquire Device42, an IT asset management company with more than 800 customers in over 60 countries, further strengthening Freshworks’ IT solutions for mid-market and enterprise companies.

Financial Outlook

We are providing estimates for the second quarter and full year 2024 based on current market conditions and expectations. The revenue growth rates are adjusted for constant currency to provide better visibility into the underlying business trends. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

For the second quarter and full year 2024, we currently expect the following results:

($ in millions, except per share data)	Second Quarter 2024	Full Year 2024
Revenue(1)	$168.0 - $170.0	$695.0 - $705.0
Year-over-year growth	16% - 17%	17% - 18%

Non-GAAP income from operations(1)	$6.5 - $8.5	$58.0 - $64.0

Non-GAAP net income per share(2)	$0.05 - $0.06	$0.32 - $0.35

(1) Revenue and non-GAAP income from operations are based on exchange rates as of April 26, 2024 for currencies other than USD.
(2) Non-GAAP net income per share was estimated assuming 305.6 million and 307.6 million weighted-average shares outstanding for the second quarter and full year 2024, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled our estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our first quarter of 2024 and 2023 non-GAAP results included in this press release.

Webcast and Conference Call Information

We will host a conference call for investors on May 1, 2024 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including revenue adjusted for constant currency, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income per share, non-GAAP net income attributable to common stockholders, and free cash flow. This press release and the accompanying tables also contain certain non-GAAP metrics, including annual recurring revenue, net dollar retention rates, revenue growth rates, and related presentation thereof adjusted for constant currency.

We adjust revenue and related growth rates for constant currency to provide a framework for assessing business performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for currencies other than USD are converted into USD at the average exchange rates in effect during the comparison period (for Q1 2023, the average exchange rates in effect for our major currencies were 1 USD to 1.07 EUR and 1 USD to 1.21 GBP), rather than the actual average exchange rates in effect during the current period (for Q1 2024, the average exchange rates in effect for our major currencies were 1 USD to 1.09 EUR and 1 USD to 1.27 GBP).

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors, however, are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures, including the related income tax effect of these adjustments:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not believe these expenses have a direct correlation to the operation of our business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses.

Operating Metrics

Number of Customers Contributing More Than $5,000 in ARR. We define ARR as the sum total of the revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions. We define our total customers contributing more than $5,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed more than $5,000 in ARR.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, and renewals during the measurement period and is net of any contraction or attrition over this period.

We also adjust the above operating metrics, growth rates of customers contributing more than $5,000 in ARR and related presentation thereof for constant currency to provide a framework for assessing our business performance excluding the effects of foreign currency rates fluctuations. To present this information, the Ending ARR of the current period in currencies other than USD is converted into USD at the exchange rates in effect at the end of the comparison period (for Q1 2023, the period end exchange rates in effect for our major currencies were 1 USD to 1.09 EUR and 1 USD to 1.24 GBP), rather than the actual exchange rates in effect at the end of the current period (for Q1 2024, the period end exchange rates in effect for our major currencies were 1 USD to 1.08 EUR and 1 USD to 1.26 GBP).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the second quarter and full year 2024, our financial outlook, the value of our products to customers, the results of our focus on product innovation efforts and the usefulness of the measures by which we evaluate our business, among other things. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, including our financial outlook and macroeconomic uncertainties, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future,” “believe,” “expect,” “may,” “will,” “intend” “estimate,” “continue,” “anticipate,” “could,” “would,” “projects,” “plans,” “targets” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to sustain or manage any future growth effectively; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered; the impact to the economy, our customers and our business due to global economic conditions, including market volatility, foreign exchange rates, and impact of inflation; the timeframes for and severity of the impact of any weakened global economic conditions on our customers’ purchasing and renewal decisions, which may extend the length of our sales cycles or adversely affect our industry; our history of net losses and ability to achieve or sustain profitability, as well as the other potential factors described under "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2023 as such factors may be updated from time to time in our periodic and other documents of Freshworks Inc. filed with the Securities and Exchange Commission from time to time (available at www.sec.gov).

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks Inc., (NASDAQ: FRSH) creates AI-boosted business software anyone can use. Purpose-built for IT, customer support, and sales and marketing teams, our products are designed to let everyone work more efficiently and deliver more value for immediate business impact. Headquartered in San Mateo, California, Freshworks operates around the world to serve more than 67,000 customers, including American Express, Blue Nile, Bridgestone, Databricks, Fila, and OfficeMax. For the freshest company news, visit www.freshworks.com and follow us on Facebook, LinkedIn, and X.

© 2024 Freshworks Inc. All Rights Reserved. Freshworks and its associated logo is a trademark of Freshworks Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Freshworks Inc. or any aspect of this press release.

Investor Relations Contact:
Joon Huh
IR@freshworks.com

Media Relations Contact:
Denise Gocke
PR@freshworks.com

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$165,143	$137,692
Cost of revenue(1)	25,890	25,236
Gross profit	139,253	112,456
Operating expense:
Research and development(1)	34,684	32,857
Sales and marketing(1)	94,642	86,810
General and administrative(1)	42,094	40,896
Total operating expenses	171,420	160,563
Loss from operations	(32,167)	(48,107)
Interest and other income, net	12,795	9,479
Loss before income taxes	(19,372)	(38,628)
Provision for income taxes	3,953	4,036
Net loss	(23,325)	(42,664)
Net loss per share - basic and diluted	$(0.08)	$(0.15)
Weighted average shares used in computing net loss per share - basic and diluted	297,870	290,133

______________________
(1)    Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
Cost of revenue	$1,521	$1,696
Research and development	8,666	8,979
Sales and marketing	17,301	15,756
General and administrative	24,954	24,263
Total stock-based compensation expense, net of amounts capitalized	$52,442	$50,694

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$468,017	$488,121
Marketable securities	739,309	699,506
Accounts receivable, net	84,324	97,179
Deferred contract acquisition costs	23,297	22,908
Prepaid expenses and other current assets	52,162	47,832
Total current assets	1,367,109	1,355,546
Property and equipment, net	22,307	22,747
Operating lease right-of-use assets	30,500	32,749
Deferred contract acquisition costs, noncurrent	19,795	19,764
Goodwill	6,181	6,181
Deferred tax assets	9,508	10,013
Other assets	12,046	9,772
Total assets	$1,467,446	$1,456,772
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,517	$3,485
Accrued liabilities	58,164	56,608
Deferred revenue	275,907	266,399
Income tax payable	716	722
Total current liabilities	336,304	327,214
Operating lease liabilities, non-current	24,595	26,795
Other liabilities	28,416	30,501
Total liabilities	389,315	384,510
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,743,236	4,713,522
Accumulated other comprehensive loss	(1,274)	(754)
Accumulated deficit	(3,663,834)	(3,640,509)
Total stockholders' equity	1,078,131	1,072,262
Total liabilities and stockholders' equity	$1,467,446	$1,456,772

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(23,325)	$(42,664)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,967	3,112
Amortization of deferred contract acquisition costs	6,652	5,617
Non-cash lease expense	1,980	1,850
Stock-based compensation	52,442	50,694
Discount amortization on marketable securities	(4,623)	(3,520)
Deferred income taxes	477	113
Other	(86)	70
Changes in operating assets and liabilities:
Accounts receivable	12,850	(2,490)
Deferred contract acquisition costs	(7,072)	(5,568)
Prepaid expenses and other assets	(6,609)	(7,248)
Accounts payable	(1,968)	(1,494)
Accrued and other liabilities	245	(392)
Deferred revenue	9,508	14,924
Operating lease liabilities	(2,819)	(1,500)
Net cash provided by operating activities	40,619	11,504
Cash Flows from Investing Activities:
Purchases of property and equipment	(739)	(383)
Proceeds from sale of property and equipment	41	24
Capitalized internal-use software	(1,207)	(2,025)
Purchases of marketable securities	(218,881)	(217,754)
Maturities and redemptions of marketable securities	183,015	261,474
Net cash provided by (used in) investing activities	(37,771)	41,336
Cash Flows from Financing Activities:
Proceeds from exercise of stock options	10	6
Payment of withholding taxes on net share settlement of equity awards	(22,964)	(12,434)
Net cash used in financing activities	(22,954)	(12,428)
Net increase (decrease) in cash, cash equivalents and restricted cash	(20,106)	40,412
Cash, cash equivalents and restricted cash, beginning of period	488,216	304,158
Cash, cash equivalents and restricted cash, end of period	$468,110	$344,570

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023	Growth Rates
Revenue
GAAP revenue	$165,143	$137,692	20%
Effects of foreign currency rate fluctuations	(640)
Revenue adjusted for constant currency	$164,503	$137,692	19%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Reconciliation of gross profit and gross margin:
GAAP gross profit	$139,253	$112,456
Non-GAAP adjustments:
Stock-based compensation expense	1,521	1,696
Employer payroll taxes on employee stock transactions	64	43
Amortization of acquired intangibles	—	158
Non-GAAP gross profit	$140,838	$114,353
GAAP gross margin	84.3%	81.7%
Non-GAAP gross margin	85.3%	83.0%

Reconciliation of operating expenses:
GAAP research and development	$34,684	$32,857
Non-GAAP adjustments:
Stock-based compensation expense	(8,666)	(8,979)
Employer payroll taxes on employee stock transactions	(168)	(97)
Non-GAAP research and development	$25,850	$23,781
GAAP research and development as percentage of revenue	21.0%	23.9%
Non-GAAP research and development as percentage of revenue	15.7%	17.3%

GAAP sales and marketing	$94,642	$86,810
Non-GAAP adjustments:
Stock-based compensation expense	(17,301)	(15,756)
Employer payroll taxes on employee stock transactions	(832)	(596)
Amortization of acquired intangibles	—	(99)
Non-GAAP sales and marketing	$76,509	$70,359
GAAP sales and marketing as percentage of revenue	57.3%	63.0%
Non-GAAP sales and marketing as percentage of revenue	46.3%	51.1%

GAAP general and administrative	$42,094	$40,896
Non-GAAP adjustments:
Stock-based compensation expense	(24,954)	(24,263)
Employer payroll taxes on employee stock transactions	(417)	(305)
Non-GAAP general and administrative	$16,723	$16,328

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP general and administrative as percentage of revenue	25.5%	29.7%
Non-GAAP general and administrative as percentage of revenue	10.1%	11.9%

Reconciliation of operating loss and operating margin:
GAAP loss from operations	$(32,167)	$(48,107)
Non-GAAP adjustments:
Stock-based compensation expense	52,442	50,694
Employer payroll taxes on employee stock transactions	1,481	1,041
Amortization of acquired intangibles	—	257
Non-GAAP income from operations	$21,756	$3,885
GAAP operating margin	(19.5)%	(34.9)%
Non-GAAP operating margin	13.2%	2.8%

Reconciliation of net loss:
GAAP net loss - basic and diluted	$(23,325)	$(42,664)
Non-GAAP adjustments:
Stock-based compensation expense	52,442	50,694
Employer payroll taxes on employee stock transactions	1,481	1,041
Amortization of acquired intangibles	—	257
Income tax adjustments	349	653
Non-GAAP net income - basic and diluted	$30,947	$9,981

Reconciliation of net loss per share - diluted:
GAAP net loss per share - diluted	$(0.08)	$(0.15)
Non-GAAP adjustments:
Stock-based compensation expense	0.18	0.18
Employer payroll taxes on employee stock transactions	—	—
Income tax adjustments	—	—
Non-GAAP net income per share - diluted	$0.10	$0.03
Weighted-average shares used in computing GAAP net loss per share - diluted	297,870	290,133
Weighted-average shares used in computing non-GAAP net income per share - diluted (1)	304,531	294,467

Computation of free cash flow:
Net cash provided by operating activities	$40,619	$11,504
Less:
Purchases of property and equipment	(739)	(383)
Capitalized internal-use software	(1,207)	(2,025)
Free cash flow	$38,673	$9,096
Net cash provided by (used in) investing activities	$(37,771)	$41,336
Net cash used in financing activities	$(22,954)	$(12,428)

(1) Diluted net income (loss) per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The company considers its stock options and RSUs as potential common stock equivalents but excluded them from the computation of GAAP diluted net loss per share attributable to common stockholders, as

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)
their effect was antidilutive. For the three months ended March 31, 2024 and 2023, potentially dilutive shares of 6.7 million and 4.3 million shares, respectively, were included in the weighted average shares used in computing non-GAAP net income per share.